Exhibit 3.11

                                  AMENDMENT TO
                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                   9.50% CUMULATIVE PREFERRED STOCK, SERIES D
                                       OF
                              PUBLIC STORAGE, INC.


                  The undersigned, Harvey Lenkin and David Goldberg, President and Secretary, respectively, of PUBLIC STORAGE, INC., a California corporation (the "Corporation"), do hereby certify:

                  FIRST:  Pursuant to and in accordance  with the  provisions of
Section 401(c) of the California Corporations Code and the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the recitals and resolutions attached hereto as Exhibit A and incorporated herein by reference reducing the authorized number of shares of the Corporation's 9.50% Cumulative Preferred Stock, Series D, from 1,380,000 to 0.

                  SECOND: There are no currently outstanding shares of the Corporation's 9.50% Cumulative Preferred Stock, Series D.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
certificate on February 15, 2005.



                                                        /s/Harvey Lenkin
                                                        ----------------
                                                        Harvey Lenkin
                                                        President

                                                        /s/David Goldberg
                                                        -----------------
                                                        David Goldberg
                                                        Secretary

                                                                      EXHIBIT A

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                              PUBLIC STORAGE, INC.

               DECREASING TO 0 THE AUTHORIZED NUMBER OF SHARES OF
                   9.50% CUMULATIVE PREFERRED STOCK, SERIES D



         RESOLVED: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 9.50% Cumulative Preferred Stock, Series D, the number of shares constituting the corporation's 9.50% Cumulative Preferred Stock, Series D, is decreased from 1,380,000 shares to 0.